Exhibit (d)(xx)

FIRST AMENDMENT TO SUBADVISORY AGREEMENT

This FIRST AMENDMENT to the Subadvisory Agreement (as defined below) is made and entered into effective January 1, 2022 (the “Amendment”), by and among MORNINGSTAR FUNDS TRUST (the “Trust”), a Delaware statutory trust, MORNINGSTAR INVESTMENT MANAGEMENT LLC (the “Adviser”) a Delaware limited liability company registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and WESTERN ASSET MANAGEMENT COMPANY, LLC, a California Limited Liability Company (the “Subadviser”), and also registered under the Advisers Act.

W I T N E S S E T H:

WHEREAS, the Trust, Adviser and Subadviser are parties to the Subadvisory Agreement dated July 31st, 2020 (the “Agreement”).

WHEREAS, the Trust, Adviser and Subadviser desire to amend the Agreement, on the terms and conditions set forth herein.

NOW, THEREFORE, the parties do mutually agree and promise as follows:

1. Exhibit A is deleted in its entirety and replaced with Exhibit A attached hereto and incorporated herein.

2. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of the Amendment shall control.

3. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4. Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

[Remainder of page intentionally blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers on the day and year first written above.

MORNINGSTAR FUNDS TRUST

By:	/s/ D. Scott Schilling
Name:	D. Scott Schilling
Title:	Chief Compliance Officer and Secretary

MORNINGSTAR INVESTMENT MANAGEMENT LLC

By:	/s/ Daniel E. Needham
Name:	Daniel E. Needham
Title:	Co-President

WESTERN ASSET MANAGEMENT COMPANY, LLC

By:	/s/ Karlen Powell
Name:	Karlen Powell
Title:	Head of client Service Sup

EXHIBIT A

SUBADVISORY AGREEMENT AMONG MORNINGSTAR FUNDS TRUST,

MORNINGSTAR INVESTMENT MANAGEMENT LLC AND

WESTERN ASSET MANAGEMENT COMPANY, LLC

Effective as of January 1, 2022

The annual subadvisory fee is expressed as a percentage of the average daily net assets of the Subadviser Assets.

Funds of the Trust                                              Subadvisory Fee Rate

Morningstar Total Return Bond Fund1

Morningstar Global Income Fund2

1	Subadvisory Fee Rate as approved at the Board of Trustees Meeting held on June 25, 2020.
2	Subadvisory Fee Rate as approved at the Board of Trustees Meeting held on December 15, 2021.

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A in the Amendment to be duly executed by their duly authorized officers on the day and year first written above.

MORNINGSTAR FUNDS TRUST

By:	/s/ D. Scott Schilling
Name:	D. Scott Schilling
Title:	Chief Compliance Officer and Secretary

MORNINGSTAR INVESTMENT MANAGEMENT LLC

By:	/s/ Daniel E. Needham
Name:	Daniel E. Needham
Title:	Co-President

WESTERN ASSET MANAGEMENT COMPANY, LLC

By:	/s/ Karlen Powell
Name:	Karlen Powell
Title:	Head of client Service Sup